CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Avino Silver & Gold Mines Ltd. (the "Company") on Form 20-F for the year ended January 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report").  I, David Wolfin, Principal Executive Officer and Principal Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 30, 2007                                                               /s/ David Wolfin
David Wolfin, Principal Executive Officer and
Principal Financial Officer